                                                                     EXHIBIT 4.3
                                                                     -----------

                            UNIVAX BIOLOGICS, INC.
                            ----------------------
                      NONSTATUTORY STOCK OPTION AGREEMENT
                      -----------------------------------


        THIS AGREEMENT, entered into as of                 , 19__,  between
UNIVAX BIOLOGICS, INC., a Delaware corporation (the "Company"), and ____________________ (the "Optionee").


                                  WITNESSETH:

    Whereas the Company's Board of Directors has the authority to grant
    -------
nonstatutory stock options in order to provide selected Employees, Directors, and Consultants of the Company with an opportunity to acquire Common Stock of the Company; and

    Now Therefore, it is agreed as follows:


SECTION 1. GRANT OF OPTION.
--------------------------

    On the terms and conditions stated below, the Company hereby grants to the
Optionee the option to purchase            (          ) Shares for the sum of
Fifteen Cents ($0.15) per share which is agreed to be (100%) of the fair market value thereof on the Date of Grant. This option is not intended to be an Incentive Stock Option.

SECTION 2. NO TRANSFER OR ASSIGNMENT OF OPTION.
----------------------------------------------

     Except as otherwise provided in this Agreement, this option and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not
be subject to sale under execution, attachment or similar process.   Upon any
attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, this option and the rights and privileges conferred hereby shall immediately become null and void.

SECTION 3. RIGHT TO EXERCISE
----------------------------

     (a)      Vesting.  Subject to the conditions stated herein, the right to
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exercise this option shall accrue in cumulative installments over a period of four (4) years with 12.50% of the shares becoming exercisable six (6) months from the date of this Agreement and 6.25% becoming exercisable every three (3) months thereafter.

     (b)      Periods of Nonexercisability.  Any other provision of this
              ----------------------------
Agreement notwithstanding, the Company shall have the right to designate one or more periods of time, each of which shall not exceed eighteen (18) months in length, during which this option shall not be exercisable if the Company determines (in its sole discretion) that such limitation on exercise could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities. Such limitation on exercise shall not alter the vesting schedule set forth in Section 3(a) other than to limit the periods during which this option shall be exercisable. The Optionee shall be notified in writing of any such designation by the Company.

SECTION 4. EXERCISE PROCEDURES.
------------------------------

    (a) Notice of Exercise. The Optionee or the Optionee's representative may
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exercise this option by giving written notice to the Secretary of the Company pursuant to Section 12(d). The notice shall specify the election to exercise this option, the number of Shares for which it is being exercised and the form of payment. The notice shall be signed by the person or persons exercising this option. In the event that this option is being exercised by the representative of the Optionee, the notice shall be accompanied by proof (satisfactory to the Company) of the representative's right to exercise this option. The Optionee or the Optionee's representative shall deliver to the Secretary of the Company, at the time of giving the notice, payment in a form permissible under Section 5 for the full amount of the Purchase Price.

    (b) Issuance of Shares.  After receiving a proper notice of exercise, the
        ------------------
Company shall cause to be issued a certificate or certificates for the Shares as to which this option has been exercised, registered in the name of the person exercising this option (or in the names of such person and his or her spouse as
community property or as joint tenants with right of survivorship).   The
Company shall cause such certificate or certificates to be delivered to or upon the order of the person exercising this option.

SECTION 5. PAYMENT FOR STOCK.
----------------------------

    The entire Purchase Price may be paid in lawful money of the United States
of America.   Alternatively, all or part of the Purchase Price may be paid by the surrender of Shares in good form for transfer. Such Shares must have been owned for more than twelve (12) months by the Optionee or the Optionee's representative and must have a fair market value (as determined by the Board of Directors) on the date of exercise of this option which, together with any amount paid in lawful money, is equal to the Purchase Price.


SECTION 6. TERM AND EXPIRATION.
------------------------------

  (a) Basic Term. This option shall in any event expire on the date ten (10)
      ----------
years after the Date of Grant.

   (b)  Termination of Service (Except by Death). If the Optionee's service as
        ----------------------------------------
an Employee, Director, or Consultant terminates for any reason other than death, then this option shall expire on the earliest of the following occasions:

         (i) The expiration date determined pursuant to Subsection (a) above.

        (ii) The date thirty (30) days after the termination of the Optionee's service as an Employee, Director, or Consultant for any reason other than Total and Permanent Disability; or

       (iii) The date six (6) months after the termination of the Optionee's service as an Employee, Director, or Consultant by reason of Total and Permanent Disability.

The Optionee may exercise all or part of this option at any time before its expiration under the preceding sentence, but only to the extent that this option had become exercisable before the Optionee's service terminated. The balance of this option shall lapse when the Optionee's service as an Employee, Director, or Consultant terminates. In the event that the Optionee dies after the termination of service but before the expiration of this option, all or part of this option may be exercised (prior to expiration) by the executors or administrators of the Optionee's estate or by any person who has acquired this option directly from the Optionee by bequest or inheritance, but only to the extent that this option had become exercisable before the Optionee's service terminated.

    (c) Death of Optionee.  If the Optionee dies as an Employee,  Director, or
        -----------------
Consultant then this option shall expire on the earlier of the following dates:

       (i) The expiration date determined pursuant to Subsection (a) above; or

      (ii) The date six (6) months after the Optionee's death.

All or part of this option may be exercised at any time before its expiration under the preceding sentence by the executors or administrators of the Optionee's estate or by any person who has acquired this option directly from the Optionee by bequest or inheritance, but only to the extent that this option had become exercisable before the Optionee's death. The balance of this option shall lapse when the Optionee dies.


SECTION 7. THE COMPANY'S RIGHT OF FIRST REFUSAL
-----------------------------------------------

    (a) Right of First Refusal. In the event that the Optionee or a Transferee
        ----------------------
proposes to sell, pledge or otherwise transfer to any person any Shares acquired under this Agreement, or any interest in such Shares, the Company shall have the Right of First Refusal with respect to such Shares. If the Optionee or Transferee desires to transfer Shares acquired under this

Agreement, the Optionee or Transferee shall give a written Transfer Notice to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price and the name and address of the proposed Transferee. The Transfer Notice shall be signed both by the Optionee or Transferee and by the proposed new Transferee and must constitute a binding commitment of both parties to the transfer of the Shares. The Company shall have the right to purchase the Shares on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted under Subsection (b) below) by delivery of a notice of exercise of the Right of First Refusal within thirty (30) days after the date when the Transfer Notice was received by the Company. The Company's rights under this Subsection (a) shall be freely assignable, in whole or in part.

    (b) Transfer of Shares. If the Company fails to exercise its Right of First
        ------------------
Refusal within thirty (30) days after the date when it received the Transfer Notice, the Optionee or Transferee may, not later than ninety (90) days following receipt of the Transfer Notice by the Company, conclude a transfer of the Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Optionee or Transferee, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in Subsection (a) above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Shares on the terms set forth in the Transfer Notice; provided, however, that in the event the Transfer Notice provides that payment for the Shares is to be made in a form other than lawful money paid at the time of transfer, the Company shall have the option of paying for the Shares with lawful money equal to the present value of the consideration described in the Transfer Notice.

    (c) Binding Effect.  The Company's Right of First Refusal shall inure to the
        --------------
benefit of its successors and assigns and shall be binding upon any Transferee of the Shares.

    (d) Termination of Right of First Refusal. Any other provision of this
        -------------------------------------
Section 7 notwithstanding, in the event that Stock is listed on an established stock exchange or is quoted regularly on the NASDAQ System at the time when the Optionee or Transferee desires to transfer Shares, the Company shall have no Right of First Refusal, and the Optionee or Transferee shall have no obligation to comply with the procedures prescribed by Subsections (a), (b) and (c) above.


SECTION 8. LEGALITY OF INITIAL ISSUANCE.
---------------------------------------

    No Shares shall be issued upon the exercise of this option unless and until the Company has determined that:

        (a) It and the Optionee have taken any actions required to register the Shares under the Securities Act or to perfect an exemption from the registration requirements thereof;

        (b) Any applicable listing requirement of any stock exchange on which Stock is listed has been satisfied; and

        (c) Any other applicable provision of state or federal law has been satisfied.

SECTION 9. NO REGISTRATION RIGHTS.
---------------------------------

    The Company may, but shall not be obligated to, register or qualify the sale of Shares under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Shares under this Agreement to comply with any law.


SECTION 10. RESTRICTIONS ON TRANSFER OF SHARES.
----------------------------------------------

    (a) Restrictions. Regardless of whether the offering and sale of Shares have
        ------------
been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state or any other law.

    (b) Investment Intent at Grant. The Optionee represents and agrees that
        --------------------------
the Shares to be acquired upon exercising this option will be acquired for investment, and not with a view to the sale or distribution thereof.

    (c) Investment Intent at Exercise.  In the event that the sale of Shares is
        -----------------------------
not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, the Optionee shall represent and agree at the time of exercise that the Shares being acquired upon exercising this option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

    (d) Legend.  All certificates evidencing Shares acquired under this
        ------
Agreement in an unregistered transaction shall bear the following restrictive legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

"THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

    (e) Removal of Legends.  If, in the opinion of the Company and its counsel,
        ------------------
any legend placed on a stock certificate representing Shares sold under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but lacking such legend.

    (f) Administration. Any determination by the Company and its counsel in
        --------------
connection with any of the matters set forth in this Section 10 shall be conclusive and binding on the Optionee and all other persons.


SECTION 11. SHARES AND ADJUSTMENTS.
----------------------------------

    (a)  General. In the event of a subdivision of the outstanding Shares, a
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declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization or a similar occurrence, the Committee shall make appropriate adjustments in one or both of (i) the number of Shares covered by this option or
(ii) the Exercise Price.

    (b) Reorganizations. In the event that the Company is a party to a merger or
        ---------------
other reorganization, this option shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of this option by the surviving corporation or its parent, for its continuation by the Company (if the Company is a surviving corporation), for its settlement in cash, for the acceleration of its exercisability followed by its cancellation if not exercised or its cancellation (if not exercised) without an acceleration, in all cases without the Optionee's consent.

    (c) Reservation of Rights.  Except as provided in this Section 11, the
        ---------------------
Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of the Shares subject to this option. The grant of this option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 12. MISCELLANEOUS PROVISIONS.
------------------------------------

    (a) Withholding Taxes.  In the event that the Company determines that it is
        -----------------
required to withhold foreign, federal, state or local tax as a result of the exercise of this option, the Optionee, as a condition to the exercise of this option, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements. The Optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the disposition of Shares purchased by exercising this option.

    (b) Rights as a Stockholder.  Neither the Optionee nor the Optionee's
        -----------------------
representative shall have any rights as a stockholder with respect to any Shares subject to this option until such Shares have been issued in the name of the Optionee or the Optionee's representative.

    (c) No Employment Rights. Nothing in this Agreement shall be construed as
        --------------------
giving the Optionee the right to be retained as an Employee, Director, or Consultant. The Company reserves the right to terminate the Optionee's service at any time, with or without cause.

    (d) Notice.  Any notice required by the terms of this Agreement shall be
        ------
given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail with postage and fees prepaid and addressed to the party entitled to such notice at the address shown below such party's signature on this Agreement, or at such other address as such party may designate by ten (10) days' advance written notice to the other party to this Agreement.

    (e) Entire Agreement.  This Agreement constitutes the entire contract
        ----------------
between the parties hereto with regard to the subject matter hereof.

     (f) Choice of Law. This Agreement shall be governed by, and construed in
         -------------
accordance with, the laws of the State of Maryland, as such laws are applied to contracts entered into and performed in such State.


SECTION 13. DEFINITIONS
-----------------------

     (a) "Agreement" shall mean this Nonstatutory Stock Option
          ---------
Agreement.


     (b) "Board" shall mean the Board of Directors of the Company. as
          -----
constituted from time to time.


     (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.
          ----


     (d) "Director" shall mean an elected member of the Company Board of
          --------
Directors.


     (e)  "Date of Grant" shall mean the date on which the Committee
           -------------
resolved to grant this option, which is also the date as of which this Agreement is entered into.


   (f) "Employee" shall mean any individual who is a common-law employee of the
        --------
Company or of a Subsidiary.


    (g)  "Exercise Price" shall mean the amount for which one Share may be
          --------------
purchased upon exercise of this option, as specified in Section l(a).


    (h)  "Incentive Stock Option" shall mean an employee incentive stock option
          ----------------------
described in section 422A(b) of the Code.


    (i) "Purchase Price" shall mean the Exercise Price multiplied by the number
        ----------------
of Shares with respect to which this option is being exercised.


    (j) "Right of First Refusal" shall mean the Company's right of first refusal
         ----------------------
described in Section 7.


   (k)   "Securities Act" shall mean the Securities Act of 1933, as amended.
          --------------

    (l)   "Share" shall mean one share of Stock, as adjusted in accordance with
           -----
Section 11 (if applicable).


    (m)   "Stock" shall mean the Common Stock of the Company.
           -----


    (n)   "Subsidiary" shall mean any corporation, if the Company and/or one or
           ----------
more other Subsidiaries own not less than fifty percent (50%) of the total combined voting power of all classes or outstanding stock of such corporation.


    (o) "Total and Permanent Disability" shall mean that the Optionee is
        -------------------------------
unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period, of not less than six (6) months.


    (p) "Transferee" shall mean any person to whom the Optionee has directly or
        ------------
indirectly transferred any Share acquired under this Agreement.


    (q) "Transfer Notice" shall mean the notice of a proposed transfer of Shares
        -----------------
described in Section 7.

    IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on
    ------------------
its behalf by its officer duly authorized to act on behalf of the Committee; and the Optionee has personally executed this Agreement.

OPTIONEE                           UNIVAX BIOLOGICS, INC.



                                   By
--------------------------------     --------------------------------
Optionee's Address:                Company's Address:

                                   12280 Wilkins Avenue
--------------------------------   Rockville, Maryland 20852

--------------------------------